FOR IMMEDIATE RELEASE
Contact: Mike Anderson
(502) 636-4492
Mike.Anderson@kyderby.com

Churchill Downs Incorporated Announces Pricing and Closing of Tack-On Notes Offering

LOUISVILLE, Ky. (Dec. 15, 2015) - Churchill Downs Incorporated (CDI) (NASDAQ: CHDN) announced that it has priced and closed on the previously announced tack-on offering of an additional $300 million in aggregate principal amount of its 5.375% senior notes due 2021 (the “Additional Notes”) in a private placement. The Additional Notes were issued at an offering price of 101% of their face amount (plus accrued and unpaid interest from December 15, 2015), which is a yield of 5.095% to the first par redemption date.
CDI intends to use the net proceeds from the sale of the Additional Notes to repay outstanding borrowings and accrued and unpaid interest outstanding under its senior secured credit facility and for general corporate purposes, which may include paying the anticipated earn out obligation in March 2016 related to our Big Fish Games acquisition and to pay related fees and expenses. Furthermore, the offering allows CDI to secure long-term fixed rate financing, which positions CDI for continued strategic investment in the future.
The Additional Notes and related guarantees have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.
This press release is issued pursuant to Rule 135c of the Securities Act, is for informational purposes only and shall not constitute an offer to sell nor the solicitation of an offer to buy the Additional Notes or any other securities. The offering of the Additional Notes was not made to any person in any jurisdiction in which the offer, solicitation or sale is unlawful. The offering has not been approved by any gaming regulatory authority having jurisdiction over any of CDI’s casino operations.
Churchill Downs Incorporated
Marcia Dall, (502) 636-4837
Executive Vice President and Chief Financial Officer
or
Mike Anderson, (502) 636-4492
Vice President, Corporate Finance and Treasurer

ABOUT CHURCHILL DOWNS INCORPORATED
Churchill Downs Incorporated (CDI) (NASDAQ: CHDN), headquartered in Louisville, Ky., owns the world-renowned Churchill Downs Racetrack, home of the Kentucky Derby and Kentucky Oaks, as well as Big Fish Games, Inc., one of the world’s largest producers and distributors of casual games and the country's premier online wagering company, TwinSpires.com.  CDI also owns casino operations in Miami Gardens, Fla.; racetrack, casino and video poker operations in New Orleans, La.; racetrack operations in Arlington Heights, Ill.; a casino resort in Greenville, Miss.; a casino hotel in Vicksburg, Miss.; a casino in Oxford, Maine; a 50 percent owned joint venture, Miami Valley Gaming and Racing LLC, in Lebanon, Ohio; a 25 percent owned membership interest, Saratoga Casino Holdings LLC, in Saratoga Springs, New York;  the totalisator company, United Tote; and a collection of racing-related telecommunications and data companies. Additional information about CDI can be found online at www.churchilldownsincorporated.com.
Information set forth in this news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 (the “Act”) provides certain “safe harbor” provisions for forward-looking statements. All forward-looking statements are made pursuant to the Act. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “seek,” “should,” “will,” and similar words, although some forward-looking statements are expressed differently.
 The reader is cautioned that such forward-looking statements are neither historical facts nor assurances of future performance. Instead, such statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, such statements are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.
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